UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On May 1, 2019, Mr. David T. Seaton, Chairman and Chief Executive Officer of Fluor Corporation (the “Company”), stepped down from his position as Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”), effective May 1, 2019.

(c)                                  On May 1, 2019, the Board appointed Mr. Carlos M. Hernandez as Interim Chief Executive Officer, effective immediately.  Mr. Hernandez has served as Executive Vice President, Chief Legal Officer and Secretary of the Company since 2014. Prior to that, he was Senior Vice President, Chief Legal Officer and Secretary of the Company from 2007 to 2014. Mr. Hernandez, age 64, joined the Company in 2007.

On May 1, 2019, the Board appointed Mr. Alan L. Boekmann, age 70, a current member of the Board, as its Executive Chairman. Mr. Boekmann served as non-executive Chairman of the Company from 2011 until his retirement in 2012. He was previously Chairman and Chief Executive Officer of the Company from February 2002 until 2011.

Neither Mr. Boekmann nor Mr. Hernandez have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which either of them were selected as an officer of the Company. In addition, there have been no transactions involving Mr. Boekmann or Mr. Hernandez that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s press release regarding the foregoing matters is furnished as Exhibit 99.1 hereto.

Item 8.01. Other Events.

As a result of stepping down from his position as Chairman and Chief Executive Officer, Mr. Seaton will not be a nominee for election as a director at the Company’s Annual Meeting of Stockholders on May 2, 2019.  Accordingly, the Board has set the number of directors at twelve, effective May 2, 2019.  Any shares represented at the Annual Meeting by proxy cards or voting instructions will not be voted for Mr. Seaton, but otherwise will be voted as authorized pursuant to the voting authority granted to the proxies. The proxy card or voting instruction form distributed with the Company’s proxy statement remains valid and stockholders who have already returned their proxy card or provided voting instructions do not need to take any action in order for their shares to be voted.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on May 2, 2019, announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2019	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Interim Chief Executive Officer